EXHIBIT 10.1
                                                                    ------------

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment dated March 3, 2005 (the "Amendment") to the Employment Agreement originally dated May 1, 1999 (the "Agreement") and previously amended on June 7, 2004 by and between iVoice, Inc., a New Jersey corporation, successor in interest to iVoice.com, Inc., f/k/a International Voice Technologies Corp., a Delaware corporation, with offices at 750 Route 34, Matawan, New Jersey 07747 (the "Company") and Jerome Mahoney, an individual residing at ******************** (the "Executive").

     WHEREAS, the Company and the Executive mutually wish to amend the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

The terms and conditions as set forth below shall amend the Employment Agreement

1. DUTIES. The Executive agrees that the Executive will serve the Company to the best of his ability as the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer if no other individual shall serve in this position, Secretary and Treasurer of the Company, subject to the general supervision of the Board of Directors of the Company. The Executive further agrees to serve as a director of the Company and/or of any parent, subsidiary or affiliate of the Company, if the Executive is elected to such directorship. The Executive and the Company acknowledge that the Executive may serve as an officer and/or director of other entities, so long as these other activities do not interfere with the performance of his obligations under this Agreement and these other business entities do not compete with the business of the Company.

Upon the Date of Termination, the Executive shall resign as an officer and director of the Company and any of its subsidiaries.

All of other terms of this Agreement shall remain if full force and effect and shall remain unchanged.


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below:

IVOICE, INC.



By:___________________________ Dated:______________________



Title:__________________________


JEROME MAHONEY



By:___________________________ Dated:______________________